UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (due of earliest event reported) November 23, 2005

                         Commission file number: 0-29346

                                   FRMO CORP.
             (Exact name of registrant as specified in its charter)

                  Delaware                                        13-3754422
(State or other jurisdiction of incorporation                 (I.R.S. Employer
         or organization)                                     Identification No)

320 Manville Road, Pleasantville, NY                                  10570
(Address of Principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (914) 632-6730

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Item 8.0 Other Events

Proposed Spin-Off of Fromex Shares

On September 30, 2005, FRMO Corp. ("FRMO" or the "Registrant") filed a Current Report (Form 8-K) about the postponement of a proposed dividend distribution of shares of common stock of Fromex Equity Corp. ("Fromex"), a wholly-owned subsidiary of FRMO, in order to provide additional time for the Registrant to consider a procedure for resolving the problem created for FRMO by a new accounting rule (EITF 03-16). That rule which was effective from and after September 1, 2004, mandated a change in FRMO's accounting policy for reporting revenue from its 8.4% interest in Kinetics Advisers, LLC from the cost (cash) method to the equity (accrual method) as reported in the Registrant's 8-K report dated June 16, 2005.

The Board of Directors of FRMO will be meeting early next month to consider the following proposal to distribute shares of Fromex to FRMO shareholders whereby Fromex will have more than 500 shareholders of record and will register its common stock with the Securities and Exchange Commission when it is required to do so under the Securities Exchange Act of 1934 (the "Exchange Act"):

            1. FRMO will continue as the owner of the 8.4% interest in Kinetics Advisers, LLC and therefore will not be able to file audited statements until such time, if any, that investment managers of hedge funds are required to have audited financial statements by changes in the regulations or laws applicable to them. If this does not happen FRMO will employ a reverse stock-split to reduce its shareholders to less than 300 and then move to de-register its shares.

            2. By agreement between FRMO and Fromex, FRMO will pay to Fromex consulting fees, initially equal to ten (10%) percent of total cash receipts of FRMO on a quarterly basis (including the cash receipts from FRMO's equity interest in Kinetics Advisers,
                  LLC). Since Fromex's right to receive such payments will be based on, and measured by, cash receipts of FRMO, the revenues of Fromex can be independently audited for reports to shareholders.

            3. FRMO, the owner of 14,400,000 shares of Fromex common stock, representing its 100% ownership of Fromex will declare a dividend in shares of Fromex common stock of one (1) share of Fromex common stock for each fifty (50) shares of FRMO common stock. There are currently 36,083,774 shares of FRMO common stock issued and outstanding, and taking into account that cash will be paid to shareholders for fractional shares, an estimated 720,000 shares of Fromex will be distributed, representing 5% of the common stock of Fromex, with FRMO continuing to own 95% of Fromex stock.

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            4.    Subject  to   considering   comments  from  its   shareholders
                  concerning this distribution, the proposed spin-off of Fromex common stock will be made on January 24, 2006 to FRMO's shareholders of record at the close of business on December 27, 2005.

Separately, Fromex has commenced negotiations with Horizon Asset Management, Inc. to acquire a revenue interest in future fees to be received by Horizon from a hedge fund it is establishing in partnership with a division of United Overseas Bank. While this fund is expected to be effective before the end of 2005, there can be no assurance that this will occur or that an acceptable agreement between Fromex and Horizon can be reached.

Further, FRMO Corp. is in the process of establishing, with a minority partner, an offshore exchange traded fund. Fromex has commenced discussions with FRMO Corp. about a direct revenue interest in the fees FRMO Corp. is to receive from this fund. This fund is also expected to be effective before the end of 2005, but there is likewise no assurance that this will occur or that acceptable terms between Fromex and FRMO Corp. can be reached.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            FRMO CORP.
                                                      ----------------------
                                                           (Registrant)

                                                    By Steven Bregman
                                                      --------------------------
Date: November 23, 2005                                Steven Bregman, President